UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 8, 2017

TETRA TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3475 East Foothill Boulevard, Pasadena, California  91107
(Address of principal executive office, including zip code)

(626) 351-4664
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.

On November 8, 2017, Tetra Tech, Inc. (“Tetra Tech”) reported its results of operations for its fourth fiscal quarter and fiscal quarter ended October 1, 2017. A copy of the press release issued by Tetra Tech concerning the foregoing and the event described in Item 8.01 below is furnished herewith as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Tetra Tech also reported that, beginning in fiscal 2018, its operations were further aligned to better serve its clients and markets, resulting in two renamed reportable segments. The Government Services Group ("GSG") reportable segment will primarily include activities with U.S. government clients (federal, state and local) and all activities with development agencies worldwide. The Commercial/International Services Group ("CIG") reportable segment will primarily include activities with U.S. commercial clients and all international activities other than work for development agencies.

Item 5.02.	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Retirement.

On November 6, 2017, Ronald J. Chu retired from his role as Tetra Tech’s Executive Vice President.

(c)    Appointment.

Effective November 6, 2017, the following new executive officers were appointed by the Board of Directors:

Derek G. Amidon, Senior Vice President and President of the Commercial Account Management Division of CIG

Mr. Amidon, age 50, has served as a project manager, key account manager, operations manager, and regional manager since joining Tetra Tech in 2012. He has managed a variety of complex, high profile programs for key Tetra Tech clients, including Fortune 100 companies. His focus has been on leading high value consulting services that deliver scientific, engineering and regulatory solutions for challenging environmental, engineering, permitting and public relations problems for oil and gas, mining, industrial, institutional and custodial trust clients. He has a demonstrated track record in leading complex environmental investigations and developing creative remedial solutions for client environmental liabilities. He has managed projects in the U.S., Africa, Australia, Europe, and the Caribbean. In addition to experience in both public and private consulting and engineering firms over his 24-year career, Mr. Amidon also served in a variety of business leadership and project development roles at Hess Corporation, a leading independent oil and gas company. Mr. Amidon is a registered Professional Engineer. He holds B.S. and M.S. degrees in Civil Engineering from Brigham Young University and a M.S. in Management from Rensselaer Polytechnic Institute.

Roger R. Argus, Senior Vice President of GSG and President of the U.S. Government Division of GSG

Mr. Argus, age 56, is a chemical engineer with 33 years of experience, including 25 years with Tetra Tech, in operational leadership, program and project management, and quality assurance for projects encompassing a broad spectrum of environmental, engineering, and emergency management services. Mr. Argus has also been responsible for managing multidisciplinary contracts and projects in support of the U.S. federal government (i.e., Navy, Army Corps of Engineers, and the Environmental Protection Agency), state and municipal agencies, and private clients nationwide. The scope of his technical experience includes planning and directing environmental field investigations, engineering feasibility studies and designs, construction management, and research and development support for innovative environmental technologies and waste treatment systems. Mr. Argus holds a B.S. in Chemical Engineering from California State University, Long Beach.

Jan K. Auman, Senior Vice President and President of the Global Development Services Division of GSG

Mr. Auman, age 62, has over 40 years of experience managing large, complex international development and technical assistance operations, having served 10 years with the United States federal government and 30 years in the private sector. With 20 years of residence overseas in eight countries, Mr. Auman has hands-on technical expertise in the areas of natural resources management, conflict resolution, political transformation, institutional development, and policy formulation in the Middle East, the South Pacific, the Caribbean, and Africa. Mr. Auman’s overall direction for Tetra Tech's international development operations includes technical, operational, administrative, fiscal, and representational responsibilities involving operations that manage projects in over 60 countries. Mr. Auman joined Tetra Tech through an acquisition in 2007. He holds a B.A. in Political Science and Government from Pennsylvania State University and an M.I.A in International Administration from the School for International Training.

Mark A. Rynning, Senior Vice President and President of the U.S. Infrastructure Division of GSG

Mr. Rynning, age 56, has more than 30 years of experience in the engineering consulting industry, including 27 years with Tetra Tech. He is a registered professional engineer and has served Tetra Tech in numerous capacities including project manager, operations manager, and operating unit leader. He has managed large water infrastructure programs for state and local agencies throughout the United States. Mr. Rynning has broad experience in planning and design of water and wastewater infrastructure, utility master planning, and design of water and wastewater transmission and collection systems. In addition, Mr. Rynning has planned and designed reverse osmosis water treatment plants and advanced wastewater treatment systems. He has provided expert advisory services to numerous municipal clients for utility system acquisitions. He holds a B.S. in Civil Engineering and a Master of Business Administration, both from the University of Florida.

Bernard Teufele, Senior Vice President and President of the Canada and South America Division of CIG

Mr. Teufele, age 52, has over 22 years of consulting engineering experience as a leader of a highly diversified, high-end infrastructure practice and as a technical expert in the field of infrastructure monitoring and asset management. Prior to his current role, Mr. Teufele has managed operating units of increasing size and complexity with a primary focus on infrastructure, environmental sciences, civil transportation, and mining-related services doing work for municipal, provincial, and federal government clients in Canada. He has managed key provincial infrastructure programs in Canada with a particular focus on the monitoring and assessment of roadway infrastructure and the development of asset management programs. Mr. Teufele, who joined Tetra Tech through an acquisition in 2010, has also been instrumental in advancing Tetra Tech’s involvement with private sector infrastructure clients on large alternate delivery projects (design-build and public-private partnership P3 projects). Mr. Teufele has a B.Sc. in Applied Science from the University of British Columbia.

In connection with their promotions, Messrs. Amidon, Argus, Auman, Rynning and Teufele received increases to their base salaries and became eligible for the standard annual bonuses and equity grants awarded to Tetra Tech’s executive officers under the executive compensation program.

In addition to these appointments, effective November 6, 2017, Leslie L. Shoemaker, the former Executive Vice President and President of Water, Environment and Infrastructure, was named Executive Vice President, Operations and President of CIG. She did not receive any changes to her compensation in connection with this change, other than the customary annual bonus and equity grants awarded to Tetra Tech’s executive officers under the executive compensation program.

Item 8.01.    Other Events.

On November 6, 2017, Tetra Tech announced that its Board of Directors has declared a $0.10 per share quarterly cash dividend. The dividend is payable on December 15, 2017 to stockholders of record as of the close of business on November 30, 2017. A copy of the press release issued by Tetra Tech concerning the dividend and the results of operations described in Item 2.02 above is furnished herewith as Exhibit 99.1 and is incorporated herein by reference in its entirety.

The information contained in Items 2.02 and 8.01, and in the accompanying exhibit, shall not be incorporated by reference into any filing of Tetra Tech, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Current Report, including the exhibit hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

99.1
Press Release, dated November 8, 2017, reporting the results of operations for Tetra Tech’s fourth fiscal quarter and fiscal year ended October 1, 2017, and the declaration of a $0.10 per share quarterly cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA TECH, INC.

Date:	November 8, 2017	By:	/S/ DAN L. BATRACK
Dan L. Batrack
Chairman and Chief Executive Officer

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